UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2018

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2018, Superior Industries International, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting totals as provided by Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Bruynesteyn	22,412,636	3,524,402	2,736,407
Paul J. Humphries	22,443,172	3,493,866	2,736,407
Ransom A. Langford	22,442,299	3,494,739	2,736,407
James S. McElya	22,411,579	3,525,459	2,736,407
Timothy C. McQuay	22,412,537	3,524,501	2,736,407
Ellen B. Richstone	22,410,888	3,526,150	2,736,407
Donald J. Stebbins	22,442,805	3,494,233	2,736,407
Francisco S. Uranga	22,195,246	3,741,792	2,736,407

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
24,368,856	1,531,065	37,117	2,736,407

Proposal Three: Approval of the amendment and restatement of the 2008 Equity Plan

For	Against	Abstain	Broker Non-Votes
22,021,880	3,879,957	35,201	2,736,407

Proposal Four: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
22,077,624	205,847	1,389,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 9, 2018	/s/ Nadeem Moiz
Nadeem Moiz
Executive Vice President and Chief Financial Officer